Exhibit 99.1

Execution Version

Amendment to Employment Agreement

This Amendment to Employment Agreement (the “Agreement”) is made effective as of April 11, 2018 (the “Effective Date”), by and between Brightcove Inc., a Delaware Corporation (the “Company”) and Andrew Feinberg (the “Executive”).

WHEREAS the Company and the Executive are parties to a written employment agreement, dated August 8, 2011, as amended effective October 27, 2016, and as further amended by a certain Amendment to Employment Agreement, dated July 24, 2017 (the “Employment Agreement”), which, except as specifically modified herein, remains in full force and effect; and

WHEREAS the Executive and the Company wish to confirm certain rights and benefits that have accrued pursuant to the Employment Agreement; and

WHEREAS the Executive and the Company mutually desire to amend certain aspects of the Employment Agreement to provide for additional benefits and other terms.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the Executive and the Company hereby agree as follows:

1. The Company acknowledges that the Executive has met his service obligations pursuant to the July 24, 2017 Amendment to Employment Agreement (i.e., Executive was continuously employed through February 28, 2018), and, therefore, pursuant to the terms of the Employment Agreement, the Executive is entitled to the severance benefits and related compensation set forth in the Employment Agreement that are dependent on having met the service obligations contained therein.

2. The Executive will be paid his target incentive compensation for the 2018 fiscal year as follows: (a) the Company shall pay the Executive, on its regular payroll date during April 2018, the sum of $79,375, representing one-quarter (1/4) times the Executive’s target incentive compensation for the current fiscal year (in consideration of his performance already completed during and for Q1 2018); and (b) the Company shall pay the Executive, within fifteen (15) days after a Separation Date that occurs during 2018, an amount representing one-quarter (1/4) times the Executive’s target incentive compensation for the current fiscal year, pro-rated based on the portion of time the Executive was employed by the Company during Q2 2018 (for the purpose of illustration, if the Executive’s Separation Date is May 31, 2018, such pro-rated payment will equal $52,500).

3. Provided that the Executive signs this Agreement, including the release contained in Section 10(a) herein (and does not revoke the release), and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, (x) the vesting schedule for stock options held by the Executive shall immediately accelerate by twenty-five percent (25%), and (y) the vesting schedule for Restricted Stock Units held by the Executive shall immediately accelerate by one hundred percent (100%), and such accelerated stock options and Restricted Stock Units shall immediately become fully exercisable, vested and/or non-forfeitable.

4. The Company acknowledges that the Executive’s current Base Salary is $417,500 (notwithstanding the reference to “$400,000” in Section 2(a) of the Employment Agreement), and that 100 % of the variable opportunity for Executive’s bonus is $317,500.

5. The Executive and the Company hereby agree to amend the Employment Agreement, as set forth in paragraphs 5 to 11 of this Agreement, as follows. Unless specifically amended, modified or terminated herein, all provisions of the Employment Agreement shall remain in full force and effect in accordance with their terms. Any capitalized terms not defined herein shall have the definition set forth in the Employment Agreement.

6. Subsections (a) and (b) of Section 1 of the Employment Agreement are hereby deleted and replaced with the following:

(a)	Term. Subject to the terms of this Agreement, the Executive agrees to continue his employment with the Company until at least May 31, 2018, or such later date as mutually agreed by the Executive and the Company. The Executive’s last day of employment, whether it is May 31, 2018 or a later date, shall be referred to as the “Separation Date.” The time period between the date of this Agreement and the Separation Date shall be referred to as the “Term.” If Executive resigns prior to May 31, 2018, with or without Good Reason, the Executive shall not receive the additional compensation set forth in Sections 7(b)(A) and (B) of this Agreement, but shall not forfeit any other rights or benefits herein.

(b)	Position and Duties. During the Term, the Executive will (i) continue to support the Company’s business; and (ii) provide such other services as the Company reasonably requests (collectively, the “Services”), provided, however, that the Services shall not be required to include, absent Executive’s agreement, any chief executive obligation, including any form of public presentation, at the Company’s 2018 PLAY conference. The Executive’s title during the Term shall revert to Executive’s prior title of President and Chief Operating Officer. The Executive and the Company shall mutually agree upon a public announcement concerning the Executive’s status and role with the Company during the Term. In addition, the Executive and the Company shall mutually agree upon the portion of the script for the Company’s earnings call for Q1 2018 relating to the Executive’s status and role with the Company during the Term.

Subsection (c) of Section 1 is hereby deleted.

7. Section 2(b) of the Employment Agreement is hereby deleted and replaced with the following:

(b) Additional Compensation.

Provided that the Executive enters into and complies with this Agreement, the Executive will be entitled to the following:

(A) the Company shall pay the Executive a one-time bonus of $75,000, no later than June 15, 2018, provided that the Executive’s employment with the Company continues until May 31, 2018, unless the Executive’s employment is terminated by the Company with Cause, or by the Executive without Good Reason, prior to May 31, 2018;

(B) the Company will grant the Executive an option (the “Option Award”) to purchase 75,000 shares of the Company’s common shares (the “Common Shares”). 100% of the Option Award shall vest if the Company, prior to May 31, 2018, enters into a definitive agreement to be acquired, provided that the Executive is employed by the Company on the date such definitive agreement is executed. 25% of the Option Award shall vest if the Executive’s employment with the Company is terminated by the Company without Cause, or by the Executive for Good Reason, in either case before May 31, 2018. If the Option Award has not vested prior to May 31, 2018, then the Option Award shall expire and be rendered null and void. The Option Award will be issued pursuant to, and subject to, the terms of the Company’s Amended and Restated Equity Incentive Plan 2004 Stock Option and Incentive Plan and the Company’s 2012 Stock Incentive Plan, as amended (or a successor plan, if any) (collectively, the “Equity Documents”). The Option Award shall have an exercise price equal to the fair market value of the Common Stock at the market close on the third business day following the earnings release. Notwithstanding any term in the Equity Documents, the Executive shall have ninety (90) days to exercise the Option Award from the later of (A) the date the Option Award vested, or (B) the Separation Date; and

(C) the Company shall reimburse the Executive for the attorneys’ fees reasonably incurred by the Executive in connection with this Agreement.

8. A new Section 3(i) is hereby added to the Employment Agreement, as follows:

(i) Termination by the Executive for Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Executive’s responsibilities, authority or duties; (ii) a material diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the principal geographic location at which the Executive is required to provides services to the Company; or (iv) the material breach of this Agreement by the Company. “Good Reason Process” shall mean that (A) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (B) the Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 10 days of the first occurrence of such condition; (C) the Executive cooperates in good faith with the Company’s efforts, for a period not less than 10 days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the Executive terminates his employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

9. Section 4(b) of the Employment Agreement is amended to add the following.

Provided that Executive signs the Certificate Updating Release of Claims, attached hereto as Exhibit A (the “Certificate”) within seven days after the earlier to occur of the Separation Date or May 31, 2018, (1) the Company shall pay the Executive $183,750, representing an amount equal to the sum of (A) one-quarter (1/4) times Base Salary and (B) one-quarter (1/4) times the Executive’s target incentive compensation for the current fiscal year (“Lump-Sum Severance”). The Lump-Sum Severance shall be paid to the Executive in a lump sum on the first regular Company payroll date following the Certificate Effective Date (as that term is defined in the Certificate); and (2) the Company shall pay $551,250 into an escrow account solely for the purposes set forth in this Agreement, representing an amount equal to (A) three-quarters (3/4) times the Executive’s Base Salary and (B) three-quarters (3/4) times the Executive’s target incentive compensation for the current fiscal year (“Escrowed Severance”). The Escrowed Severance shall be deposited into the escrow account in a lump sum on the first regular Company payroll date following the Certificate Effective Date and paid to the Executive in nine (9) equal monthly installments beginning on September 1, 2018. The parties shall separately enter into an escrow agreement, which shall be drafted at the Company’s sole expense, appointing Goodwin Procter LLP as the escrow agent. All expenses associated with the escrow agent’s services shall be borne solely by the Company. Solely for purposes of Section 409A of the Code, each installment payment is considered a separate payment. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in Section 7 of the Employment Agreement, all payments of Lump-Sum Severance and Escrowed Severance shall immediately cease; and

10. Section 5 of the Employment Agreement is hereby deleted and replaced with the following:

(a) Release of Claims.

In consideration for, among other terms, the payments and benefits set forth in this Agreement, to which the Executive acknowledges he would otherwise not be entitled, the Executive voluntarily releases and forever discharges the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when the Executive signs this Agreement, the Executive has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees. The Company represents that, as of the date of this Agreement, it is not aware of any grounds for a claim against Executive. The release by the Executive includes, without limitation, all Claims:

•	relating to the Executive’s employment by and termination of employment with the Company;

•	of wrongful discharge or violation of public policy;

•	of breach of contract including, without limitation, the Employment Agreement;

•	of defamation or other torts;

•	of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of discrimination or retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964);

•	under any other federal or state statute (including, without limitation, Claims under the Fair Labor Standards Act);

•	for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits, either under the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, or otherwise; and

•	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

provided, however, that this release shall not affect the Executive’s vested rights under the Company’s Section 401(k) plan or the Executive’s rights under this Agreement or the Employment Agreement.

The Executive agrees not to accept damages of any nature, other equitable or legal remedies for the Executive’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, the Executive represents that he has not assigned any Claim to any third party.

11. New sections 21-24 are hereby added to the Employment Agreement as follows:

21. Mutual Non-Disparagement

Following the Separation Date, the Executive agrees not to make any oral or written disparaging statements (including through social media) concerning the Company or any of its affiliates or current or former officers, directors, shareholders, employees or agents, and the Executive further agrees not to take any actions or conduct himself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company or any of its affiliates or any of its current or former officers, members, directors, shareholders, employees or agents. These non-disparagement obligations shall not in any way affect the Executive’s obligation to testify truthfully in any legal proceeding. The Company’s current directors, officers, and senior executives and the Company’s agents will be informed of this provision (as is deemed reasonably necessary to ensure compliance herewith) and will be instructed not to make any oral or written disparaging statements (including through social media), during their employment with or engagement by the Company and for a two year period following the termination of such employment or engagement, concerning the Executive.

22. Protected Disclosures and Other Protected Actions

Nothing contained in this Agreement limits the Executive’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive’s behalf, or if any other third party pursues any claim on the Executive’s behalf, the Executive waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

23. Defend Trade Secrets Act Notice

The Executive understands that pursuant to the Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company represents that it is not aware of the existence of any grounds for a claim against Executive    under any federal or state trade secret law for the disclosure or misappropriation of any trade secrets.

24. Time for Consideration; Effective Date

The Executive acknowledges that the Executive has been given the opportunity to consider this Agreement for twenty-one (21) days before signing it (the “Consideration Period”) and that the Executive has knowingly and voluntarily entered into this Agreement. The Executive acknowledges that the above release of claims expressly includes without limitation claims under the Age Discrimination in Employment Act. The Executive is advised to consult with an attorney before signing this Agreement. To accept this Agreement, the Executive must return a signed original or a signed PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period. If the Executive signs this Agreement before the end of the Consideration Period, the Executive acknowledges by signing this Agreement that such decision was entirely voluntary and that the Executive had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) days from the date when the Executive signs this Agreement, the Executive has the right to revoke this Agreement by written notice to the undersigned. For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the seven (7) day revocation period (the “Revocation Period”). This Agreement shall not become effective or enforceable during the Revocation Period. It will become effective on the day after the Revocation Period ends (the “Effective Date”).

Please indicate your agreement to the terms of this Agreement by signing and returning to the undersigned the original or a PDF copy of this letter within the time period set forth above.

Very truly yours,

BRIGHTCOVE INC.

By:	/s/ Gary Haroian	April 11, 2018
	Gary Haroian	Date
Chairman, Board of Directors

This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement.

/s/ Andrew Feinberg	April 11, 2018
Andrew Feinberg	Date

EXHIBIT A

CERTIFICATE UPDATING RELEASE OF CLAIMS

I, hereby acknowledge and certify that I entered into an Amendment to Employment Agreement with Brightcove Inc. (the “Company”), dated April 11, 2018 (the “Agreement”). Capitalized but undefined terms in this Certificate are defined in the Agreement. Pursuant to the Agreement, I am required to sign this “Certificate,” which updates the release of claims in the Agreement, in order to begin receiving the severance benefits described in Section 9 of the Agreement and in Section 4 of the Employment Agreement. For this Certificate to become effective and for me to receive such severance benefits, I must sign this Certificate after the Separation Date but no later than seven days after the Separation Date. I will not sign this Certificate before the Separation Date. Subject to the foregoing, the date I sign this Certificate is the “Certificate Effective Date.” I further agree as follows:

1.	A copy of this Certificate was attached to the Agreement as Exhibit A.

2.	In consideration of the benefits described in the Agreement, for which I become eligible only if I sign this Certificate, I hereby extend the release of claims set forth in the Agreement to any and all claims that arose after the date I signed the Agreement through the date I signed this Certificate, subject to all other exclusions and terms set forth in the Agreement.

3.	I have carefully read and fully understand all of the provisions of this Certificate, I knowingly and voluntarily agree to all of the terms set forth in this Certificate, and I acknowledge that in entering into this Certificate, I am not relying on any representation, promise or inducement made by the Company or its officers, directors, employees, agents or other representatives with the exception of those promises expressly contained in this Certificate and the Agreement.

4.	I also represent that I have not been subject to any retaliation or any other form of adverse action by the Releasees for any action taken by me as an employee or resulting from my exercise of or attempt to exercise any statutory rights recognized under federal, state or local law. I agree that I have been paid all unpaid wages and other compensation owed to me as of the Trigger Date. I also agree that and that none of my rights have been violated under any statute, common law or Company policy, program or agreement. I represent that I have reported any and all workplace injuries that I suffered during my employment, if any, to the Company before executing this Certificate.

5.	I agree that this Certificate is part of the Agreement.

Andrew Feinberg

Date